Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT, dated as of October 19, 2016 (this “Agreement”), is by and between Avalon Globocare Corp. (f/k/a Global Technologies Corp.), a Delaware corporation (“GTHC”), Avalon Healthcare System, Inc., a Delaware corporation (“Avalon”) and Wenzhao Lu, David Jin and Meng Li (“the “Shareholders”).

WITNESSETH:

WHEREAS, the Shareholders are the owners of 2,500 shares of common stock, no par value per share (the “Shares”), of Avalon, which represent all of the issued and outstanding shares of common stock of Avalon;

WHEREAS, the Shareholders desire to exchange the Shares for shares of common stock, $.0001 par value per share, of GTHC (“GTHC Common Stock”);

WHEREAS, the respective Boards of Directors of Avalon and GTHC deem it advisable and in the best interests of Avalon and GTHC, respectively, and their respective shareholders, to consummate the transactions contemplated by this Agreement upon the terms and conditions set forth herein;

WHEREAS, it is the parties mutual intent that the exchange of the Shares contemplated by this Agreement be part of plan of reorganization under Section 368 of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein and in reliance upon the undertakings, representations, warranties and indemnities contained herein, GTHC, Avalon and the Shareholders hereby agree as follows:

ARTICLE 1

EXCHANGE OF SHARES; CLOSING

Section 1.1           Sale of Shares. Subject to the terms and conditions herein stated, the Shareholders agree at the Closing to exchange with full title guarantee, transfer, assign and deliver to GTHC, and GTHC agrees to acquire from the Shareholders, the Shares, free and clear of any and all liens.

Section 1.2           Consideration. In consideration for its acquisition of the Shares, GTHC agrees at the Closing to issue and deliver an aggregate of 50,000,000 shares of GTHC Common Stock (the “New Shares”) to the Shareholders, to be allocated among the Shareholders in accordance with Schedule I attached hereto. The New Shares will be issued following the Company's 4:1 reverse stock split.

Section 1.3           Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution and delivery hereof at the offices of GTHC or such other place as the parties may agree.

Section 1.4           Deliveries at Closing. At the Closing:

(a)            GTHC shall deliver to the Shareholders:

(i)          certificates, registered in their individual names in accordance with the allocation set forth on Schedule I, representing the New Shares; and

(ii)         resolutions of GTHC’ board of directors, certified by the Secretary of GTHC, authorizing this Agreement and the transactions contemplated hereby;

(b)          the Shareholders and Avalon shall deliver to GTHC:

(i)          certificates evidencing all of the issued and outstanding shares of common stock of Avalon; and

(ii)         resolutions of Avalon’s board of directors and shareholders, certified by the Secretary of Avalon, authorizing this Agreement and the transactions contemplated hereby;

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF AVALON AND THE STOCKHOLDERS

The Shareholders and Avalon represent and warrant to GTHC as of the date hereof as follows:

Section 2.1           Organization.

Avalon is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own its properties and carry on its business as now being conducted. Unless the context otherwise requires, Avalon and its subsidiaries are collectively referred to as “Avalon”.

Section 2.2           Capitalization. As of the date of this Agreement, the authorized capital stock of Avalon consists of 2,500 shares of common stock, no par value per share, 2,500 shares of which are validly issued and outstanding and constitute the Shares.

Section 2.3           Ownership.

The Shareholders are the sole record and beneficial owners of the Shares in the amounts set forth in Schedule I attached hereto. The Shareholders have good and marketable title to the Shares and the absolute right to deliver the Shares in accordance with the terms of this Agreement, free and clear of all Liens. The transfer of the Shares to GTHC in accordance with the terms of this Agreement transfers good and marketable title to the Shares to GTHC free and clear of all liens, restrictions, rights, options and claims of every kind.

Section 2.4           Authority; Enforceability. The Shareholders have full legal capacity, and Avalon has full legal right, power and authority, to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Avalon and the Shareholders and constitutes, and each other agreement, instrument or documents executed or to be executed by Avalon and the Shareholders in connection with the transactions contemplated hereby has been duly authorized, executed and delivered by Avalon and the Shareholders and constitutes a valid and legally binding obligation of Avalon and the Shareholders enforceable against Avalon and the Shareholders in accordance with their respective terms, except as (a) enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws from time to time in effect affecting creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

Section 2.5           Third Party Consents. No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery of this Agreement or the consummation by Avalon of any of the transactions contemplated hereby.

Section 2.6           Title to Assets. Avalon, and each of its subsidiaries has good and marketable title to all of its assets, and such assets will be free and clear of all liens, charges, security interests or other encumbrances except liens for current taxes not yet due and liens incurred in the ordinary course of business.

Section 2.7           Condition of Assets. Avalon’s assets have been maintained for their respective intended purposes in the ordinary course of business and are in good condition and repair except for ordinary wear and tear; and the facilities leased in connection with Avalon's business operations have been maintained in the ordinary course and no material expenditures are presently required for the repair and maintenance thereof.

Section 2.8           Books and Records. Except with respect to taxes not yet assessed, the underlying books and records of Avalon reflect all of the debts, liabilities and obligations of any nature (whether absolute, accrued or otherwise, and whether due or to become due) of Avalon at the dates thereof. Avalon has not given any guarantees of the obligations of any other person or entity.

Section 2.9           Litigation. There is no litigation, action, suit or other proceeding pending or, to the best of Avalon 's knowledge, any material litigation, action, suit or other proceeding threatened against Avalon relating to the business or the assets of Avalon, or which could adversely affect the transactions contemplated by this Agreement other than in the ordinary course of business.

Section 2.10          Taxes. Avalon and each of the Subsidiaries has duly filed all tax reports and returns (federal, state and local income, corporate, franchise and other) required by it to be filed. These returns and reports are true and correct in all material respects and all taxes due pursuant thereto have been paid. Copies of all such tax returns have been provided to GTHC. Avalon has not received notice of any tax deficiency outstanding, proposed or assessed against it, nor has it executed any waiver of any statute of limitations on the assessment or collection of any tax. There are no tax liens upon, pending against, or to the best knowledge of Avalon, threatened against any of the assets of Avalon. Avalon is current in its payment obligations for workers compensation and disability insurance, withholding and payroll taxes and other required payments in respect of its employees.

Section 2.11          Compliance with Laws. The business of Avalon is in compliance in all material respects with all laws, federal, state or local, and all provisions of all rules, and regulations of any federal agency, authority, board, commission, or the like, or any state or local government, or any authority, agency, board, commission, or the like having jurisdiction over such business; including those relating to environmental laws and regulations. Avalon possesses all material licenses, permits and governmental approvals and authorizations which are required to own its assets and conduct its business as heretofore conducted.

Section 2.12          Material Agreements. All such material contracts, leases and agreements permit the transactions contemplated by this Agreement without the consent of any other party, or, if such consent is required, the consent has been obtained. All such material contracts, leases and agreements are in full force and binding upon the parties thereto, and no party thereto is in material default of any such agreements.

Section 2.13         Officers and Directors. David Jin is the sole executive officer and director of Avalon and each of its Subsidiaries.

Section 2.14          Charter. True and correct copies of all of its minute and stock record books and certificate of incorporation and bylaws have been delivered to GTHC.

Section 2.15          Insurance. All policies of fire, liability and other forms of insurance held by Avalon are deemed by Avalon to be sufficient, and valid policies, in such amounts; will be outstanding and duly in force on the Closing Date.

Section 2.16          Guarantees. Neither Avalon nor any of its subsidiaries is liable for and/or has guaranteed the obligations of any person or entity other than the obligations of a subsidiary nor is Avalon or any such subsidiary a party to any agreement to do so.

Section 2.17         Accuracy; Survival. The representations, warranties and statements of Avalon contained in this Agreement or any Exhibit hereto, or in any Certificate delivered by Avalon pursuant to this Agreement, are true and correct in all material respects and do not omit to state a material fact necessary in order to make the representations, warranties or statements contained herein or therein not misleading. All such representations, warranties and statements shall survive the Closing (and none shall merge into any instrument of conveyance), regardless of any investigation or lack of investigation by either of the parries to this Agreement.

Section 2.18         No Conflict. Neither the execution and the delivery of this Agreement by the Shareholders, nor the consummation of the transactions contemplated hereby (a) violate, conflict with, or result in a breach of any provisions of, (b) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (c) result in the termination of or accelerate the performance required by, (d) result in the creation of any Lien upon the Shares under any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of Avalon or, to any material extent, under the terms and conditions of any note, bond, mortgage, indenture, deed of trust, lease, license, loan agreement or other instrument or obligation to or by which either Avalon or the Shareholders or any of their assets are bound, or (e) to any material extent, violate any Applicable Law binding upon either Avalon or the Shareholders or any of their assets.

Section 2.19.         Investment Representation. Each of the Shareholders acknowledges that the Shares are restricted securities, that such Shareholder is acquiring the Shares for his or her own account with the present intention of holding the Shares for purposes of investment and not with a view to their distribution within the meaning of the Securities Act of 1933, as amended and that the Shares will bear a legend to such effect. Each of the Shareholders represents that it is an accredited investor as such term is defined under the Securities Act of 1933, as amended. Each of the Shareholders has relied solely on his or her independent investigation in making the decision to purchase the Shares. Each of the Shareholder’s determination to purchase the Shares was made independent of, and was not affected by, any statements or opinions (or the lack thereof) regarding the advisability of the purchase or as to the properties, business, prospects or condition of GTHC (financial or other) which may have been made or given by GTHC or its shareholders.

Section 2.20         No Other Representations or Warranties. Except as set forth above in this Section 2, no other representations or warranties of any kind, express or implied, are made in this Agreement by Avalon or the Shareholders to GTHC.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF GTHC

GTHC represents and warrants to Avalon and the Shareholders as of the date hereof as follows:

Section 3.1           Organization. GTHC is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own its properties and carry on its business as now being conducted.

Section 3.2           Capitalization. As of the date of this Agreement, the authorized capital stock of GTHC consists of 490,000,000 shares of common stock, $.0001 par value per share, of which 1,750,000 shares are issued and outstanding, and 10,000,000 shares of preferred stock, $.0001 par value per share, of which no shares of common stock are validly issued and outstanding.

Section 3.3           Authority; Enforceability. GTHC has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of GTHC and no other corporate proceedings on the part of GTHC are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by GTHC and constitutes a valid and binding obligation of GTHC, enforceable against GTHC in accordance with its terms, except as (a) enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws from time to time in effect affecting creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

Section 3.4           Third Party Consents. No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery of this Agreement or the consummation by GTHC of any of the transactions contemplated hereby.

Section 3.5           GTHC Common Stock. All shares of GTHC Common Stock to be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and non-assessable.

Section 3.6           No Other Representations or Warranties. Except as set forth above in this Section 3, no other representations or warranties, express or implied, are made in this Agreement by GTHC to Avalon and the Shareholders.

ARTICLE 4

MISCELLANEOUS

Section 4.1           Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and shall not be limited or affected by any investigation by or on behalf of any party hereto.

Section 4.2.          Further Assurances. Each of GTHC, Avalon and the Shareholders will use its, his or her, as the case may be, best efforts to take all action and to do all things necessary, proper or advisable on order to consummate and make effective the transactions contemplated by this Agreement.

Section 4.3           Notices. All notices hereunder must be in writing and shall be deemed to have been given upon receipt of delivery by: (a) personal delivery to the designated individual, (b) certified or registered mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier service (against a receipt therefor) or (d) facsimile transmission with confirmation of receipt. All such notices must be addressed to the address of such party on record.

Section 4.4           Headings; Gender. When a reference is made in this Agreement to a section, exhibit or schedule, such reference shall be to a section, exhibit or schedule of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural and vice versa, whenever and as often as may be appropriate.

Section 4.5           Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents, exhibits and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements, and understandings and communications, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 4.6           Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable principles of conflicts of law.

Section 4.7           Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

Section 4.8           Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party.

Section 4.9           Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

Section 4.10         Amendment and Modification. This Agreement may not be amended or modified except by an instrument in writing signed by each of the parties hereto.

Section 4.11          Brokers. GTHC and Avalon agree to indemnify, defend and hold harmless each other from and against any liability or expense arising out of any claim asserted by any third party for brokerage or finder's fees or agent's commissions, based on an allegation that the other impliedly or expressly engaged such claimant as a finder, broker or agent, or brought such claimant into the negotiations between Avalon and GTHC.

Section 4.12           Fees and Expenses. Except as otherwise expressly provided in this Agreement or assumed by GTHC in writing; attorneys’ fees, accounting fees and all other fees for professional services incurred by each party in effectuating the transactions contemplated by this Agreement shall be paid by the party which incurred such fees. Except as otherwise expressly provided in this Agreement, GTHC and Avalon shall each bear its own expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement whether or not such transactions shall be consummated.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed themselves or by their respective duly authorized officers as of the date first written above.

AVALON GLOBALCARE CORP.
(FKA GLOBAL TECHNOLOGIES CORP.)	Avalon HEALTHCARE SYSTEM, Inc.

By: /s/David Jin	By:/s/David Jin
Name: David Jin	Name: David Jin
Title: CEO	Title: CEO

SHAREHOLDERS:

/s/ Wenzhao Lu	/s/David Jin
Wenzhao Lu, individually	David Jin, individually

/s/Meng Li
Meng Li, individually

Schedule I

Name	Shares Owned	Allocation Percentage	New Shares to be Issued
Daniel Lu	1,500	60%	30,000,000

David Jin	750	30%	15,000,000

Meng Li	250	10%	5,000,000

Total	2,500		50,000,000